                    SECURITIES AND EXCHANGE COMMISSION


                           Washington, DC 20549


                                 Form 8-K


                              CURRENT REPORT



  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:  October 26, 1994



                               AT&T Corp.


     A New York               Commission File               I.R.S. Employer
     Corporation                 No. 1-1105            No. 13-4924710


         32 Avenue of the Americas, New York, New York 10013-2412

                      Telephone Number (212) 387-5400

Form 8-K
October 26, 1994                                                  AT&T Corp.

Item 5.  Other Events

     On September 19, 1994, Ridge Merger Corporation, a wholly owned subsidiary of AT&T Corp. ("AT&T" or the "Company") was merged (the "Merger") into McCaw Cellular Communications, Inc. ("McCaw"). As a result of the Merger, McCaw has become a wholly owned subsidiary of AT&T. The Merger was accounted for as a pooling of interests and the merged business is significant under Rule 11-01(b) of Regulation S-X. Accordingly, AT&T is filing restated consolidated financial statements as required by Item 11(b)(iii) of Form S-3.

     AT&T has the following effective registration statements on Form S-3 for continuous offerings under Rule 415 of the Securities Act of 1933, as amended:

(1) Shareowner Dividend Reinvestment and Stock Purchase Plan (R.S. No. 33-49093); and

(2)  $2,600,000,000 Notes and Warrants to purchase Notes (R.S. No. 33-49589)


                                                               --Page(s)--

Report of Independent Auditors                                       3

Consolidated Statements of Income for the Years
Ended December 31, 1993, 1992 and 1991                               4

Consolidated Balance Sheets at December 31, 1993 and 1992            5

Consolidated Statements of Cash Flows for the
Years Ended December 31, 1993, 1992 and 1991                         6

Notes to Consolidated Financial Statements                        7-29

Schedule II - Amounts Receivable from Related Parties and
Underwriters, Promoters, and Employees Other Than Related
Parties                                                          30-38

Schedule V - Property, Plant and Equipment                       39-42

Schedule VI - Accumulated Depreciation                           43-44

Schedule VIII - Valuation and Qualifying Accounts                45-46

Schedule IX - Debt Maturing Within One Year                         47

Schedule X - Supplementary Income Statement Information             48

Form 8-K
October 26, 1994                                                  AT&T Corp.





                      REPORT OF INDEPENDENT AUDITORS


To the Shareowners of AT&T Corp.:

     We have audited the consolidated financial statements and the consolidated financial statement schedules of AT&T Corp. (AT&T) and subsidiaries listed in the index on page 2 of this Form 8-K. These financial statements and financial statement schedules are the responsibility of AT&T's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of AT&T and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for the years ended December 31, 1993, 1992 and 1991, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

     As discussed in Note 2 to the financial statements, in 1993 AT&T changed its methods of accounting for postretirement benefits, postemployment benefits and income taxes.




                                                    COOPERS & LYBRAND L.L.P.




1301 Avenue of the Americas
New York, New York
January 27, 1994 (September
19, 1994 as to Notes 4, 21
and 22)

Form 8-K
October 26, 1994                                                 AT&T Corp.

CONSOLIDATED                                AT&T CORP. (AT&T) AND SUBSIDIARIES
STATEMENTS OF INCOME                               Years ended December 31

Dollars in millions (except per share amounts)    1993      1992      1991
==========================================================================
SALES AND REVENUES
Telecommunications services                    $41,623   $40,968   $39,860
Products and systems                            17,925    16,579    16,030
Rentals and other services                       7,299     7,206     7,181
Financial services and leasing                   2,504     1,894     1,384
__________________________________________________________________________
TOTAL REVENUES                                  69,351    66,647    64,455
__________________________________________________________________________
COSTS
Telecommunications services
  Access and other interconnection costs        17,772    18,186    18,439
  Other costs                                    7,623     7,553     7,242
__________________________________________________________________________
Total telecommunications services               25,395    25,739    25,681
Products and systems                            10,953     9,972     9,238
Rentals and other services                       3,473     3,373     3,443
Financial services and leasing                   1,711     1,310     1,072
__________________________________________________________________________
TOTAL COSTS                                     41,532    40,394    39,434
__________________________________________________________________________
GROSS MARGIN                                    27,819    26,253    25,021
__________________________________________________________________________
OPERATING EXPENSES
Selling, general and administrative expenses    17,665    16,642    16,765
Research and development expenses                3,088     2,919     3,114
Provisions for business restructuring              498        64     3,572
__________________________________________________________________________
TOTAL OPERATING EXPENSES                        21,251    19,625    23,451
__________________________________________________________________________
OPERATING INCOME                                 6,568     6,628     1,570
Other income-net                                   476       163       273
Gain (loss) on sale of stock by subsidiaries        (9)        -        43
Interest expense                                 1,032     1,153     1,305
__________________________________________________________________________
INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECTS OF ACCOUNTING CHANGES                  6,003     5,638       581
Provision for income taxes                       2,301     2,196       410
__________________________________________________________________________
Income before cumulative
  effects of accounting changes                  3,702     3,442       171
__________________________________________________________________________
Cumulative effects on prior years
  of changes in accounting for:
  Postretirement benefits (net of income
    tax benefit of $4,294)                      (7,023)        -         -
  Postemployment benefits (net of income
    tax benefit of $681)                        (1,128)        -         -
  Income taxes                                  (1,457)        -         -
__________________________________________________________________________
Cumulative effects of accounting changes        (9,608)        -         -
__________________________________________________________________________
NET INCOME (LOSS)                              $(5,906)  $ 3,442   $   171
==========================================================================
Weighted average common
  shares outstanding (millions)                  1,547     1,519     1,479

PER COMMON SHARE:
Income before cumulative effects
  of accounting changes                         $ 2.39    $ 2.27    $  .12
Cumulative effects of accounting changes         (6.21)        -         -
__________________________________________________________________________
NET INCOME (LOSS)                               $(3.82)   $ 2.27    $  .12
==========================================================================
The notes on pages 7 through 29 are an integral part of the consolidated financial statements.

Form 8-K
October 26, 1994                                                AT&T Corp.

CONSOLIDATED                                AT&T CORP. (AT&T) AND SUBSIDIARIES
BALANCE SHEETS                                              at December 31

Dollars in millions (except per share amount)               1993      1992
==========================================================================
ASSETS
Cash and temporary cash investments                      $   671   $ 1,512
Receivables, less allowances of $1,040 and $861
  Accounts receivable                                     12,294    11,306
  Finance receivables                                     11,370     8,569
Inventories                                                3,222     2,674
Deferred income taxes                                      2,079     2,118
Other current assets                                         732     1,007
__________________________________________________________________________
TOTAL CURRENT ASSETS                                      30,368    27,186
__________________________________________________________________________
Property, plant and equipment-net                         21,015    20,798
Licensing costs-net                                        3,994     3,992
Investments                                                3,060     2,730
Finance receivables                                        3,815     3,643
Prepaid pension costs                                      3,576     3,480
Other assets                                               3,565     4,275
__________________________________________________________________________
TOTAL ASSETS                                             $69,393   $66,104
==========================================================================
LIABILITIES AND DEFERRED CREDITS
Accounts payable                                         $ 4,853   $ 5,169
Payroll and benefit-related liabilities                    3,802     3,374
Postretirement and postemployment
  benefit liabilities                                      1,301         -
Debt maturing within one year                             11,063     7,691
Dividends payable                                            448       443
Other current liabilities                                  4,587     5,309
__________________________________________________________________________
TOTAL CURRENT LIABILITIES                                 26,054    21,986
__________________________________________________________________________
Long-term debt including capital leases                   11,802    14,166
Postretirement and postemployment
  benefit liabilities                                      9,083         -
Other liabilities                                          4,363     2,718
Deferred income taxes                                      2,231     4,699
Unamortized investment tax credits                           270       350
Other deferred credits                                       263       181
__________________________________________________________________________
TOTAL LIABILITIES AND DEFERRED CREDITS                    54,066    44,100
__________________________________________________________________________
MINORITY INTERESTS                                         1,953     1,691
__________________________________________________________________________
SHAREOWNERS' EQUITY
Common shares par value $1 per share                       1,547     1,526
  Authorized shares:  2,000,000,000
  Outstanding shares: 1,546,518,000 at December 31, 1993;
                      1,525,957,000 at December 31, 1992
Additional paid-in capital                                14,324    13,485
Guaranteed ESOP obligation                                  (355)     (407)
Foreign currency translation adjustments                     (32)       65
Retained earnings (deficit)                               (2,110)    5,644
__________________________________________________________________________
TOTAL SHAREOWNERS' EQUITY                                 13,374    20,313
__________________________________________________________________________
TOTAL LIABILITIES AND SHAREOWNERS' EQUITY                $69,393   $66,104
==========================================================================
The notes on pages 7 through 29 are an integral part of the consolidated financial statements.

Form 8-K
October 26, 1994                                                AT&T Corp.

CONSOLIDATED                                AT&T CORP. (AT&T) AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS                           Years ended December 31

Dollars in millions                               1993      1992      1991
==========================================================================
OPERATING ACTIVITIES
Net income (loss)                              $(5,906)  $ 3,442   $   171
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Cumulative effects of accounting changes     9,608         -         -
    Depreciation and Amortization of
      licensing costs                            4,082     3,825     3,817
    Provision for uncollectibles                 1,665     1,983     1,259
    Provisions for business restructuring          498        64     3,572
    (Increase) in accounts receivable           (2,211)   (1,577)   (2,135)
    (Increase) decrease in inventories            (560)      549       (59)
    (Decrease) increase in accounts payable       (295)       46       135
    Net decrease (increase) in other operating
      assets and liabilities                       125      (908)   (1,109)
    Other adjustments for non-cash items-net       418       612       459
__________________________________________________________________________
NET CASH PROVIDED BY OPERATING ACTIVITIES        7,424     8,036     6,110
__________________________________________________________________________
INVESTING ACTIVITIES
Capital expenditures net of proceeds from
  sale or disposal of property, plant and
  equipment of $241, $250 and $119              (4,296)   (4,328)   (4,376)
Increase in finance receivables, net of
  lease-related repayments of $3,633,
  $4,325 and $3,521                             (3,484)   (3,878)   (3,052)
Net (increase) decrease in investments            (453)       33       514
Acquisitions, net of cash acquired                (228)     (308)      332
Other investing activities-net                    (204)     (125)     (138)
__________________________________________________________________________
NET CASH USED IN INVESTING ACTIVITIES           (8,665)   (8,606)   (6,720)
__________________________________________________________________________
FINANCING ACTIVITIES
Proceeds from long-term debt issuance            4,386     3,368     1,785
Retirements of long-term debt                   (5,879)   (3,732)   (1,659)
Issuance of common shares                        1,053       703     1,167
Dividends paid                                  (1,774)   (1,748)   (1,563)
Increase in short-term borrowings-net            2,586     1,341       969
Other financing activities-net                      25      (162)       (4)
__________________________________________________________________________
NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                             397      (230)      695
__________________________________________________________________________
Effect of exchange rate changes on cash              3        26       (19)
__________________________________________________________________________
Net (decrease) increase in cash and
  temporary cash investments                      (841)     (774)       66
Cash and temporary cash investments at
   beginning of year                             1,512     2,286     2,220
__________________________________________________________________________
Cash and temporary cash investments at
   end of year                                 $   671   $ 1,512   $ 2,286
==========================================================================
The notes on pages 7 through 29 are an integral part of the consolidated financial statements.

Form 8-K
October 26, 1994                                                 AT&T Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AT&T CORP. (AT&T)
AND SUBSIDIARIES

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ............................

CONSOLIDATION

Ownership of affiliates             Accounting method
_____________________________________________________________________
More than 50%                       Fully consolidated
20% to 50%                          Equity method
Less than 20%                       Cost method
_____________________________________________________________________
We include the accounts of operations located outside the U.S. on the basis of their fiscal years, ended either November 30 or December 31.

CURRENCY TRANSLATION

For the business we transact in currencies other than U.S. dollars, we translate income statement amounts at average exchange rates for the year, and we translate assets and liabilities at year-end exchange rates. We show the adjustments from balance sheet translation as a separate component of shareowners' equity.

REVENUE RECOGNITION

Revenue from                        Basis of recognition
_____________________________________________________________________
Telecommunications                  Minutes of traffic processed and
  Services                            contracted fees
Products and Systems                Upon performance of contractual
                                      obligations
Rentals and Other                   Proportionately over contract
  Services                            period or as services are
                                      performed
Financial Services                  Over the life of the finance
  and Leasing                         receivables using the interest
                                      method
_____________________________________________________________________

RESEARCH AND DEVELOPMENT

We expense research and development expenditures as incurred (including development costs of software that we plan to sell) until technological feasibility is established. After that time, we capitalize the remaining software production costs as other assets and amortize them to product costs over the estimated period of sales.

INTEREST EXPENSE

Interest expense is the interest on short-term and long-term debt and accrued liabilities, excluding the interest related to our financial services operations, which is included in cost of financial services and leasing, and net of interest capitalized in connection with construction.

Form 8-K
October 26, 1994                                                 AT&T Corp.

INVESTMENT TAX CREDITS

For financial reporting purposes, we amortize investment tax credits as a reduction to the provision for income taxes over the useful lives of the property that produced the credits.

EARNINGS PER SHARE

We use the weighted average number of shares of common stock and common stock equivalents outstanding during each period to compute earnings per common share. Common stock equivalents are stock options that we assume to be exercised for the purposes of this computation.

TEMPORARY CASH INVESTMENTS

We consider temporary cash investments to be cash equivalents for cash flow reporting purposes. They are highly liquid and have original maturities generally of three months or less.

INVENTORIES

We state inventories at the lower of cost or market. We determine cost principally on a first-in, first-out (FIFO) basis.

PROPERTY, PLANT AND EQUIPMENT

We state property, plant and equipment at cost and determine depreciation using either the group or unit method. The unit method is used primarily for factory facilities, laboratory equipment, large computer systems, and certain international earth stations and submarine cables. The group method is used for most other depreciable assets. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized. Gains or losses on disposition of property and equipment are reflected in income currently. When we dispose of assets that were depreciated using the unit method, we include the gains or losses in operating results. When we sell or retire plant that was depreciated using the group method, we deduct the original cost from the plant account and from accumulated depreciation.
  We use accelerated depreciation methods for factory facilities and digital equipment used in the telecommunications network, except switching equipment placed in service before 1989. All other plant and equipment is depreciated on a straight-line basis.
  In our Wireless Services Unit, property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are generally 10 to 12 years for cellular, 2 to 12 years for messaging, 10 to 20 years for broadcast, 3 to 12 years for air-to-ground and 3 to 5 years for other equipment. Leasehold improvements are amortized using the straight-line method over the terms of the leases.

LICENSING COSTS

Licensing costs primarily represent costs incurred to develop or acquire cellular and messaging licenses. Generally, amortization begins with the commencement of service to customers and is computed using the straight-line method over a period of 40 years.

Form 8-K
October 26, 1994                                                 AT&T Corp.

GOODWILL

Goodwill is the difference between the purchase price and the fair value of net assets acquired in business combinations treated as purchases. We amortize goodwill on a straight-line basis over the periods benefited, principally in the range of 10 to 40 years.

RECLASSIFICATIONS

We reclassified certain amounts for previous years to conform with the 1993 presentation.

2.  CHANGES IN ACCOUNTING PRINCIPLES ......................................

POSTRETIREMENT BENEFITS

We adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective January 1, 1993. This standard requires us to accrue estimated future retiree benefits during the years employees are working and accumulating these benefits. Previously, we expensed health care benefits as claims were incurred and life insurance benefits as plans were funded.
  When we adopted the new standard, we had an accumulated liability related to past service from retirees and active employees. A portion of that liability was provided for by group life insurance benefits and trusts for health care benefits funded before 1993.
  We also reimburse the divested regional Bell companies for a portion of their costs to provide health care benefits, increases in pensions and other benefits to predivestiture retirees under the terms of the Divestiture Plan of Reorganization. Through 1992 we expensed these reimbursements as incurred. In January 1993 we recognized this liability in connection with the adoption of SFAS No. 106.
  We elected to record a one-time pretax charge of $11,317 million to record the unfunded portions of these liabilities. That charge reflects $12,986 million of liabilities less $1,669 million of plan assets and amounts previously recorded. After taxes, that charge was $7,023 million ($5.19 per share), including $1,375 million for predivestiture retirees. Apart from these cumulative effects on prior years of the accounting change, our change in accounting had no material effect on net income in 1993 and is not expected to affect net income materially in future periods. This change does not affect cash flows.

POSTEMPLOYMENT BENEFITS

We also adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits," effective January 1, 1993. Analogous to SFAS No. 106, this standard requires us to accrue for estimated future postemployment benefits, including separation payments, during the years employees are working and accumulating these benefits, and for disability payments when the disabilities occur. Before this change in accounting, we recognized costs for separations when they were identified and disability benefits when they were paid.

Form 8-K
October 26, 1994                                                 AT&T Corp.

  When we adopted the new standard, we had an accumulated liability for payments to employees who were then disabled and for benefits related to the past service of active employees. We recorded a one-time pretax charge of $1,809 million to record the unprovided portion of these liabilities. That charge reflects $2,221 million of liabilities less $412 million of reserves for business restructuring activities that were established before 1993 and reclassified to postemployment liabilities as part of this accounting change. After taxes, that charge was $1,128 million ($0.83 per share). The change in accounting reduced operating income by $301 million, and net income by $171 million ($0.13 per share) in 1993. This change does not affect cash flows.

INCOME TAXES

We also adopted SFAS No. 109, "Accounting for Income Taxes," effective January 1, 1993. Among other provisions, this standard requires us to compute deferred tax accounts using the enacted corporate income tax rates for the years in which the taxes will be paid or refunds received. Before 1993 our deferred tax accounts reflected the rates in effect when we made the deferrals.
  The adoption of this standard reduced net income by $1,457 million
($0.94 per share) as a result of deferred liabilities that were created by McCaw Cellular Communications' ("McCaw") acquisitions prior to the merger. Apart from this reduction, the new accounting method had no material effect on net income in 1993. Unless Congress changes tax rates, we do not expect this change to affect net income materially in future periods. This change does not affect cash flows.

3.  PROSPECTIVE ACCOUNTING CHANGES ........................................

DEBT AND EQUITY SECURITIES

In 1994 we must adopt SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This standard addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. We do not expect this new standard to affect net income materially at or after adoption, and it will not affect cash flows.

IMPAIRED LOANS

By 1995 we must adopt SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." This standard requires us to compute present values for impaired loans when determining our allowances for credit losses. We do not expect this new standard to affect net income materially at or after adoption, and it will not affect cash flows.

Form 8-K
October 26, 1994                                                 AT&T Corp.

4.   MERGER WITH MCCAW CELLULAR COMMUNICATIONS, INC. ......................

  On September 19, 1994, AT&T merged with McCaw. As a result, 197.5 million shares of McCaw common stock were converted into AT&T common stock at an exchange ratio of 1 share of AT&T common stock for each McCaw share. In addition, AT&T assumed 11.3 million McCaw options which were converted into AT&T stock options at the same exchange ratio resulting in 11.3 million additional AT&T stock options at an average exercise price of $27.01. The merger was accounted for as a pooling of interests and the consolidated financial statements of AT&T have been restated for all periods prior to the merger to include the accounts and operations of McCaw. Intercompany transactions have not been eliminated due to the immateriality of the amounts involved. Certain reclassifications have been made to McCaw's accounts to conform to AT&T's presentation. Operating results of the companies for periods prior to the merger were:

Sales and Revenues                         1993        1992        1991
Dollars in millions
===========================================================================
AT&T                                    $67,156     $64,904     $63,089
McCaw                                     2,195       1,743       1,366
___________________________________________________________________________
Total                                   $69,351     $66,647     $64,455

Net Income (Loss)
===========================================================================
AT&T                                    $(3,794)    $ 3,807     $   522
McCaw                                    (2,112)*      (365)       (351)
___________________________________________________________________________
Total                                   $(5,906)    $ 3,442     $   171
* Includes a charge of $45 million previously reported as an extraordinary item for the early redemption of debt.

5.  SUPPLEMENTARY FINANCIAL INFORMATION ...................................

SUPPLEMENTARY INCOME STATEMENT INFORMATION

Dollars in millions                           1993     1992     1991
====================================================================
INCLUDED IN COSTS OF PRODUCTS AND SYSTEMS
Amortization of software production costs   $  359   $  315   $  311
====================================================================
COSTS OF FINANCIAL SERVICES AND LEASING
Interest expense                            $  506   $  485   $  445
Depreciation, allowance for losses, etc.     1,205      825      626
____________________________________________________________________
Costs of financial services and leasing     $1,711   $1,310   $1,071
====================================================================
INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Amortization of goodwill                    $   91   $   80   $   64
====================================================================
OTHER INCOME-NET
Interest income                             $  141   $  167   $  200
Royalties and dividends                         59       48       55
Earnings (losses) applicable to
  minority interests                           (28)      40      (15)
Miscellaneous-net                              304      (92)      33
____________________________________________________________________
Other income-net                            $  476   $  163   $  273
====================================================================
DEDUCTED FROM INTEREST EXPENSE
Capitalized interest                        $   72   $   62   $   79
====================================================================

Form 8-K
October 26, 1994                                                    AT&T Corp.

SUPPLEMENTARY BALANCE SHEET INFORMATION

Dollars in millions at December 31            1993     1992
===========================================================
INVENTORIES
Completed goods                            $ 1,927  $ 1,705
Work in process and raw materials            1,295      969
___________________________________________________________
Inventories                                $ 3,222  $ 2,674
===========================================================
PROPERTY, PLANT AND EQUIPMENT
Land and improvements                      $   757  $   700
Buildings and improvements                   8,608    8,330
Machinery, electronic and other equipment   33,930   32,955
___________________________________________________________
Total property, plant and equipment         43,295   41,985
Less: Accumulated depreciation              22,280   21,187
___________________________________________________________
Property, plant and equipment-net          $21,015  $20,798
===========================================================
INVESTMENTS
Accounted for by the equity method         $ 2,603  $ 2,473
Stated at lower of cost or market              457      256
___________________________________________________________
Investments                                $ 3,060  $ 2,729
===========================================================
OTHER ASSETS
Unamortized software production costs      $   413  $   521
Goodwill, net of accumulated amortization    1,398    1,210
Prepaid postretirement healthcare costs          -      773
Deferred charges and other                   1,754    1,772
___________________________________________________________
Other assets                               $ 3,565  $ 4,276
===========================================================
DEBT MATURING WITHIN ONE YEAR
Commercial paper                           $ 8,761  $ 6,053
Long-term debt                               2,019    1,249
Long-term lease obligations                     52      108
Other notes                                    231      281
___________________________________________________________
Debt maturing within one year              $11,063  $ 7,691
===========================================================

Form 8-K
October 26, 1994                                                    AT&T Corp.


SUPPLEMENTARY CASH FLOW INFORMATION

Dollars in millions                           1993     1992     1991
====================================================================
Interest payments net of
  amounts capitalized                      $ 1,639  $ 1,572  $ 1,583
Income tax payments                          1,733      727    1,239
====================================================================

   The following table displays the non-cash items excluded from the consolidated statements of cash flows:

Dollars in millions                           1993     1992     1991
====================================================================
Machinery and equipment acquired under
  capital lease obligations                $    15  $    60  $   114
====================================================================
EXCHANGE OF STOCK
Net assets                                 $   (43)       -        -
Investments                                    260        -        -
____________________________________________________________________
                                           $   217        -        -
====================================================================
ACQUISITION ACTIVITIES
Net receivables                            $    19  $   131  $    (1)
Inventories                                      1       48        5
Property, plant and equipment                  132       82       12
Licensing costs                                 (5)      75     (112)
Accounts payable                                (7)     (37)     (27)
Short- and long-term debt                       (3)     (93)      (4)
Other operating assets and liabilities-net      91      102     (205)
____________________________________________________________________
Net non-cash items                             228      308     (332)
Net cash used for acquisitions             $   228  $   308  $  (332)
====================================================================

6.  BUSINESS RESTRUCTURING AND OTHER CHARGES...............................

Provisions for business restructuring include the estimated costs of specific plans to close offices, consolidate facilities, relocate employees and fulfill contractual obligations, and of other activities involved in restructuring operations. These provisions also cover separation payments made as a result of special offers related to defined benefit plans.
Before we changed our accounting for postemployment benefits in 1993, costs for other types of separation payments were also included in these provisions.
  Our $498 million in provisions for business restructuring in 1993 covered $227 million of costs at AT&T Global Information Solutions (including, in millions, $137 for special termination benefits, $43 for closing facilities, $18 for employee relocation, $19 for contractual obligations and $10 for other related expenses). We also provided $215 million for reengineering customer support functions for telecommunications services (including, in millions, $55 for employee relocation, $25 for outplacement costs, $30 for legal contingencies and $105 for closing facilities, lease terminations and asset abandonments associated with centralizing support services). The remaining provisions consist of $23 million related to closing plants for manufacturing telecommunications network systems, and $33 million for employee relocation, outplacement services and legal liabilities related to restructuring operations that service the U.S. federal government.

Form 8-K
October 26, 1994                                                 AT&T Corp.

  In 1991 we recorded approximately $4.5 billion of business restructuring and other charges, reducing net income by $2,863 million ($2.21 per share). The charges covered estimated costs of changes in our computer operations, PBX operations and product distribution processes; consolidating operations in leased and owned buildings and recognizing costs of vacant space; eliminating a future subsidy to an Alaskan long distance company; writing down an investment; and other restructuring-related activities, merger-related expenses and other charges. We recorded these charges as $3,572 million in provisions for business restructuring; $501 million as selling, general and administrative expenses; $123 million as cost of products and systems; and the remainder as other costs and expenses, including other income - net. Charges included in other accounts in 1991 were primarily for expenses related to the restructuring activities, writing down impaired assets and merger-related expenses.
  The remaining reserves for separation payments at January 1, 1993, were included in the cumulative effect of the change in accounting for postemployment benefits. We believe that the balance of reserves for all other business restructuring activities, $1,440 million at December 31, 1993, is adequate for the completion of those activities.

7.  OTHER INCOME-NET.......................................................

In June 1993 we sold our remaining 77% interest in UNIX System Laboratories, Inc. to Novell, Inc. (Novell) in exchange for approximately 3% of Novell common stock. Our gain on the sale was $217 million.
  In 1993 we incurred an expense of $124 million associated with the write down of equipment.
  We sold our remaining interest in Compagnie Industriali Riunite S.p.A. in 1993 for a slight gain. We reduced the carrying value of that investment by $68 million in 1992 and by $218 million in 1991 because of a sustained decline in its market value.
  We accrued $134 million for a preferred stock dividend in 1993, 1992 and 1991 for the mandatorily redeemable preferred stock issued by LCH Communications ("LCH"), a subsidiary of LIN Broadcasting ("LIN"), (a subsidiary of McCaw).
  In 1991 we had a $171 million gain from selling our 19% equity investment in Sun Microsystems, Inc.
  We also had a $243 million gain on the sale of our cellular assets in Indiana, Wisconsin and Illinois to BellSouth.

8.  SALE OF STOCK BY SUBSIDIARIES ........................................

In August 1993 AT&T Capital Corporation sold 5,750,000 shares of common stock in an initial public offering and approximately 850,000 shares of common stock in a management offering. That was about 14% of the shares outstanding, so our ownership is now about 86%. The shares were sold at $21.50 per share, yielding net proceeds of $115 million excluding $18 million of recourse loans attributable to the management offering. Because of these loans, we recorded a $9 million loss on the sale. When the loans are collected in seven years, we expect to report a net $6 million gain from this sale of stock.
  In 1991 UNIX Systems Laboratories, Inc. sold about 20% of its stock to other companies to encourage their support for open computing standards.
We had a $43 million gain on that sale. Proceeds from the sale were in cash and we did not provide for deferred taxes on the gain.

Form 8-K
October 26, 1994                                                 AT&T Corp.

9.  INCOME TAXES .........................................................

This table shows the principal reasons for the difference between the effective income tax rate and the United States Federal statutory income tax rate:

Dollars in millions                          1993     1992     1991
====================================================================
U.S. Federal statutory income tax rate         35%      34%      34%
Federal income tax at statutory rate       $2,101   $1,917    $ 198
Amortization of investment tax credits        (92)    (221)    (142)
State and local income taxes, net of
  federal income tax effect                   287      243       71
Amortization of intangibles                    24      110      108
Foreign rate differential                      45       75       54
Taxes on repatriated and accumulated
  foreign income, net of tax credits          (20)      67      (12)
Research credits                              (47)     (18)      (5)
Capital loss carryforward                       -      (13)      32
Effect of tax rate change on
  deferred tax assets                         (23)       -        -
Other differences-net                          26       36      106
____________________________________________________________________
Provision for income taxes                 $2,301   $2,196    $ 410
====================================================================
Effective income tax rate                    38.3%    39.0%    70.6%
====================================================================

  The U.S. and foreign components of income before income taxes and the provision for income taxes are presented in this table:

Dollars in millions                 1993     1992     1991
==============================================================
INCOME BEFORE INCOME TAXES
United States                     $5,705   $5,308   $   71
Foreign                              298      330      510
______________________________________________________________
                                  $6,003   $5,638   $  581
==============================================================
PROVISION FOR INCOME TAXES
CURRENT
Federal                           $  925   $  533   $  826
State and local                      206      142      206
Foreign                              169      215      302
______________________________________________________________
                                   1,300      890    1,334
______________________________________________________________
DEFERRED
Federal                              910    1,384     (800)
State and local                      212      225      (96)
Foreign                              (41)     (85)     140
______________________________________________________________
                                   1,081    1,524     (756)
______________________________________________________________
Deferred investment tax
  credits-net*                       (80)    (218)    (168)
______________________________________________________________
Provision for income taxes        $2,301   $2,196   $  410
==============================================================
* Net of amortization of $92 in 1993, $221 in 1992 and $142 in 1991.

 Deferred tax liabilities are taxes we expect to pay in future periods. Similarly, deferred tax assets are taxes we expect to get refunded in future periods. Deferred taxes arise because of differences in the book and tax bases of certain assets and liabilities.

Form 8-K
October 26, 1994                                                    AT&T Corp.

  This table shows the December 31, 1993 amounts of deferred tax assets and liabilities, which include the effects of our January 1, 1993 accounting changes:

Dollars in millions                        Assets  Liabilities
==============================================================
Property, plant and equipment              $    -   $5,607
Business restructuring charges                666        -
Employee, postretirement and
  postemployment benefits                   4,056       56
Reserves and allowances                     1,053        -
Credit carryforwards                          395        -
Unamortized investment tax credits            119        -
Other                                          60      633
Valuation allowance                          (205)       -
______________________________________________________________
Deferred income taxes                      $6,144   $6,296
==============================================================
  Prior year financial statements were not restated to reflect the new accounting standards. This table shows the principal sources of deferred taxes in prior years:

Dollars in millions                          1992     1991
==============================================================
Property, plant and equipment              $  992  $   559
Business restructuring charges                218   (1,103)
Employee pensions and other benefits          234      (26)
Reserves and allowances                       108     (208)
Other timing differences-net                  (28)      22
______________________________________________________________
Deferred income tax provision              $1,524  $  (756)
==============================================================

10.  LEASES ...............................................................

AS LESSOR

We provide financing on sales of our products and those of other companies and lease our products to customers under sales-type leases. This table displays our net investment in direct financing and sales-type leases:

Dollars in millions at December 31           1993     1992
===========================================================
Minimum lease payments receivable          $4,226   $3,780
Estimated unguaranteed residual values        543      484
Unearned income                              (797)    (736)
Allowance for credit losses                  (110)     (91)
___________________________________________________________
Net investment                             $3,862   $3,437
===========================================================

  This table shows the scheduled maturities of the $4,226 million minimum lease payments receivable on these leases at December 31, 1993:

      1994     1995     1996     1997     1998  Later Years
===========================================================
    $1,434   $1,080     $797     $489     $234     $192
===========================================================

Form 8-K
October 26, 1994                                                 AT&T Corp.

  We lease airplanes, energy-producing facilities and transportation equipment under leveraged leases having original terms ranging from 10 to 30 years, expiring in various years from 1994 through 2020. This table shows our net investment in leveraged leases:

Dollars in millions at December 31           1993     1992
===========================================================
Rentals receivable (net of principal
 and interest on non-recourse notes)       $1,010   $1,021
Estimated residual value
 of leased property                           782      784
Unearned and deferred income                 (537)    (626)
Allowance for credit losses                   (22)     (19)
___________________________________________________________
Investment in leveraged leases              1,233    1,160
Deferred taxes                               (994)    (719)
___________________________________________________________
Net investment                             $  239   $  441
===========================================================

  We lease equipment to others through operating leases, the majority of which are cancelable. This table shows our net investment in operating leases:

Dollars in millions at December 31           1993     1992
===========================================================
Machinery, electronic and other equipment  $2,694   $2,839
Less: Accumulated depreciation              1,230    1,364
___________________________________________________________
Net investment                             $1,464   $1,475
===========================================================

This table shows the $557 million of future minimum rentals receivable under noncancelable operating leases at December 31, 1993:

      1994     1995     1996     1997     1998  Later Years
===========================================================
      $251     $157      $83      $32      $11      $23
===========================================================

AS LESSEE

We lease land, buildings and equipment through contracts that expire in various years through 2025. Our rental expense under operating leases, in millions, was $1,095 in 1993, $1,168 in 1992 and $1,498 in
1991. The table below shows our future minimum lease payments due under noncancelable leases at December 31, 1993. Such payments total $3,364 million for operating leases. The net present value of such payments on capital leases was $163 million after deducting estimated executory costs of $1 million and imputed interest of $23 million.

                1994     1995     1996     1997     1998  Later Years
=====================================================================
Operating
 leases         $701     $534     $368     $315     $253    $1,193
Capital
 leases           91       44       22       17        8         5
_____________________________________________________________________
Minimum lease
  payments      $792     $578     $390     $332     $261    $1,198
=====================================================================

Form 8-K
October 26, 1994                                                 AT&T Corp.

11.  SHAREOWNERS' EQUITY ..................................................
                                                Foreign
                                    Additional  Currency    Retained
                            Common   Paid-in   Translation  Earnings
Dollars in millions         Shares   Capital   Adjustments  (deficit)
=====================================================================
At December 31, 1990        $1,454   $11,477      $  50     $ 5,466
1991
Net income                       -         -          -         171
Dividends declared               -         -          -      (1,612)
Shares issued:
  Under employee plans           7       126          -          34
  Under shareowner plans        11       381          -           -
  In private placement          18       629          -           -
  Other                          2        58          -           -
Shares repurchased              (1)       (3)         -         (20)
Translation adjustments          -         -        108           -
Other changes                    -         2          -          77
_____________________________________________________________________
At December 31, 1991         1,491    12,670        158       4,116
1992
Net income                       -         -          -       3,442
Dividends declared               -         -          -      (1,759)
Shares issued:
  Under employee plans          14       307          -           -
  Under shareowner plans        10       402          -           -
  Other                          -         2          -           -
  For merger with Teradata      11       103          -           -
Teradata balance recorded        -         -          -        (178)
Shares repurchased               -        (2)         -           -
Translation adjustments          -         -        (93)          -
Other changes                    -         3          -          22
_____________________________________________________________________
At December 31, 1992         1,526    13,485         65       5,644
1993
Net income                       -         -          -      (5,906)
Dividends declared               -         -          -      (1,780)
Shares issued:
  Under employee plans           6       183          -           -
  Under shareowner plans         8       450          -           -
  Other                          6       208          -           -
Shares repurchased               -        (4)         -           -
Translation adjustments          -         -        (97)          -
Other changes                    1         2          -         (68)
_____________________________________________________________________
At December 31, 1993        $1,547   $14,324      $ (32)    $(2,110)
=====================================================================

In 1992 we recorded the retained earnings of Teradata Corporation (Teradata) as of January 1, after making adjustments associated with the merger. In September 1991 NCR Corporation (NCR) issued 6.3 million shares of NCR common stock in connection with the merger with AT&T. The shares were converted into approximately 17.9 million shares of our common stock upon consummation of the merger.
  In March 1990 we issued 13.4 million new shares of common stock in connection with the establishment of an ESOP feature for the non-management savings plan. The shares are being allocated to plan participants over ten years commencing in July 1990 as contributions are made to the plan.
  We have 100 million authorized shares of preferred stock at $1 par value. No preferred stock is currently issued or outstanding.

Form 8-K
October 26, 1994                                                 AT&T Corp.

12.  LONG-TERM DEBT OBLIGATIONS ...........................................

This table shows the outstanding long-term debt obligations in millions at December 31:

Interest Rates          Maturities                   1993      1992
===================================================================
DEBENTURES
4 3/8% to 4 3/4%        1996-1999                  $  750    $  750
5 1/8% to 7 1/8%        2000-2001                     500     1,673
8% to 9%                2008-2031                   1,676     2,690
11 1/2% to 14%          1998-2008                             1,217

NOTES
4 1/4% to 7 3/4%        1994-2004                   3,605     2,515
7 4/5% to 8 19/20%      1994-2006                     445       740
9% to 12 7/8%           1994-2020                     616     1,310
Variable rate           1994-1999                   6,072     4,250
___________________________________________________________________
                                                   13,664    15,145
Long-term lease obligations                           163       302
Other                                                  89       148
Less: Unamortized discount-net                         43        72
___________________________________________________________________
                                                   13,873    15,523
Less: Amounts maturing within one year              2,071     1,357
___________________________________________________________________
Total long-term obligations                       $11,802   $14,166
===================================================================

  This table shows the maturities, at December 31, 1993, of the $13,664 million in debentures and notes:

              1994     1995     1996     1997     1998  Later Years
===================================================================
            $2,019   $1,444   $1,491   $1,168   $1,874    $5,668
===================================================================

  A consortium of lenders provides revolving credit facilities of $6 billion to AT&T and $2 billion to AT&T Capital Corp. (AT&T Capital). These facilities are intended for general corporate purposes, which include support for AT&T's and AT&T Capital's commercial paper. They were unused at December 31, 1993.

13.  EMPLOYEE BENEFIT PLANS ...............................................

PENSION PLANS

We sponsor non-contributory defined benefit plans covering the majority of our employees. Benefits for management employees are principally based on career-average pay. Benefits for occupational employees are not directly pay-related.
  Pension contributions are principally determined using the aggregate cost method and are primarily made to trust funds held for the sole benefit of plan participants. We compute pension cost using the projected unit credit method and assumed a long-term rate of return on plan assets of 9.0% in 1993, 9.0% in 1992 and 8.6% in 1991. Pension cost includes the following components:

Form 8-K
October 26, 1994                                                 AT&T Corp.


Dollars in millions                          1993     1992     1991
====================================================================
Service cost-benefits earned during
  the period                              $   536  $   452  $   303
Interest cost on projected benefit
  obligation                                2,294    2,225    2,136
Amortization of unrecognized prior
  service costs                               251      346      310
Credit for expected return on plan
  assets*                                  (3,108)  (2,973)  (2,728)
Amortization of transition asset             (502)    (502)    (502)
Charges for special pension options            74       11      108
____________________________________________________________________
Net pension cost (credit)                 $  (455) $  (441) $  (373)
====================================================================
*The actual return on plan assets was $5,068 in 1993, $2,153 in 1992 and $6,980 in 1991.

  This table shows the funded status of the defined benefit plans:

Dollars in millions at December 31                    1993     1992
====================================================================
Actuarial present value of accumulated
  benefit obligation, including vested benefits
  of $28,119 and $24,818, respectively             $30,943  $27,316
====================================================================
Plan assets at fair value                          $41,481  $38,767
Less: Actuarial present value of projected
  benefit obligation                                32,680   28,719
____________________________________________________________________
Excess of assets over projected benefit obligation   8,801   10,048
Unrecognized prior service costs                     2,052    2,200
Unrecognized transition asset                       (3,960)  (4,463)
Unrecognized net gain                               (3,513)  (4,613)
Net minimum liability of non-qualified plans           (72)     (45)
____________________________________________________________________
Prepaid pension costs                              $ 3,308  $ 3,127
====================================================================

  We used these rates and assumptions to calculate the projected benefit obligation:

At December 31                                        1993     1992
====================================================================
Weighted-average discount rate                        7.5%     8.3%
Rate of increase in future
  compensation levels                                 5.0%     5.0%
____________________________________________________________________

  The prepaid pension costs shown above are net of pension liabilities for plans where accumulated plan benefits exceed assets. Such liabilities are included in other liabilities in the consolidated balance sheets.
  We are amortizing over approximately 15.9 years the unrecognized transition asset related to our 1986 adoption of SFAS No. 87, "Employers' Accounting for Pensions." We amortize prior service costs primarily on a straight-line basis over the average remaining service period of active employees. Our plan assets consist primarily of listed stocks (including $378 million and $451 million of AT&T common stock at December 31, 1993 and 1992, respectively), corporate and governmental debt, real estate investments, and cash and cash equivalents.

Form 8-K
October 26, 1994                                                 AT&T Corp.

SAVINGS PLANS

We sponsor savings plans for the majority of our employees. The plans allow employees to contribute a portion of their pretax and/or after-tax income in accordance with specified guidelines. We match a percentage of the employee contributions up to certain limits. Our contributions in millions amounted to $347 in 1993, $331 in 1992 and $279 in 1991.

14.  POSTRETIREMENT BENEFITS ..............................................

Our benefit plans for retirees include health care benefits, life insurance coverage and telephone concessions. This table shows the components of the net postretirement benefit cost:

Dollars in millions                                    1993
===========================================================
Service cost-benefits earned during the period         $ 95
Interest cost on accumulated postretirement
  benefit obligation                                    868
Credit for expected return on plan assets*             (180)
Amortization of unrecognized prior service costs         29
Charge for special options                               29
___________________________________________________________
Net postretirement benefit cost                        $841
===========================================================
* The actual return on plan assets was $243.

  We did not restate our 1991 and 1992 financial statements to reflect the change in accounting for retiree benefits. This table shows our actual postretirement benefit costs on a pay-as-you-go basis in those years:

Dollars in millions at December 31,                   1992       1991
=====================================================================
Cost of health care benefits for retirees             $532       $532
Cost of life insurance benefits for retirees             3         26
Cost of telephone concessions and other benefits        39         35
Payments to regional Bell companies
  for predivestiture retirees                          145        125
_____________________________________________________________________
Postretirement benefit cost                           $719       $718
=====================================================================

  We had approximately 142,200 retirees in 1993, 141,200 in 1992 and 138,500 in 1991.
  Our plan assets consist primarily of listed stocks, corporate and governmental debt, cash and cash equivalents and life insurance contracts. This table shows the funded status of our postretirement benefit plans reconciled with the amounts recognized in the consolidated balance sheet:
Dollars in millions at December 31                     1993
===========================================================
Accumulated postretirement benefit obligation
  Retirees                                          $ 8,928
  Fully eligible active plan participants               893
  Other active plan participants                      2,092
___________________________________________________________
Accumulated postretirement benefit obligation        11,913
Plan assets at fair value                             2,900
___________________________________________________________
Unfunded postretirement obligation                    9,013
Unrecognized prior service costs                        283
Unrecognized net loss                                   569
___________________________________________________________
Accrued postretirement benefit obligation           $ 8,161
===========================================================

Form 8-K
October 26, 1994                                                 AT&T Corp.


  We made these assumptions in valuing our postretirement benefit obligation at December 31, 1993:

===========================================================
Weighted-average discount rate                         7.5%
Expected long-term rate of return
  on plan assets                                       9.0%
Assumed rate of increase in the per
  capita cost of covered health care benefits          9.4%
===========================================================

 We assumed that the growth in the per capita cost of covered health care benefits (the health care cost trend rate) would gradually decline after 1994 to 5.6% by the year 2021 and then remain level. This assumption greatly affects the amounts reported. To illustrate, increasing the assumed trend rate by 1% in each year would raise our accumulated postretirement benefit obligation at December 31, 1993 by $758 million and our 1993 postretirement benefit costs by $64 million.

15.  STOCK OPTIONS ........................................................

In our Long Term Incentive Program, we grant stock options, stock appreciation rights (SARs), either in tandem with stock options or free-standing, and other awards. On January 1 of each year, 0.6% of the outstanding shares of our common stock become available for grant. The exercise price of any stock option is equal to or greater than the stock price when the option is granted. When granted in tandem, exercise of an option or SAR cancels the other to the extent of such exercise. Before our mergers with McCaw, NCR and Teradata, stock options were granted under the separate stock option plans of those companies. No new options can be granted under those plans. Option transactions are shown below:

Number of Shares                       1993        1992        1991
===================================================================
Balance at January 1             36,777,098  37,267,956  30,521,623
Options assumed in merger
  with Teradata                           -   1,848,642           -
Options granted                   7,261,355   7,580,568  10,592,414
Options and SARs exercised       (5,766,132) (9,504,536) (3,489,599)
Average price                        $23.93      $13.66      $16.77
Options forfeited                  (260,843)   (415,532)   (356,482)
At December 31:
Options outstanding              38,011,478  36,777,098  37,267,956
Average price                        $33.52      $28.53      $23.84
Options exercisable              24,063,837  23,759,421  26,121,224
Shares available for grant       25,264,307  22,614,535  18,231,260
===================================================================

  During 1993 167,747 SARs were exercised and no SARs were granted. At December 31, 1993, 925,210 SARs remained unexercised and all of these were exercisable.

Form 8-K
October 26, 1994                                                 AT&T Corp.

16.  SEGMENT INFORMATION ..................................................

INDUSTRY SEGMENTS

Our operations in the global information movement and management industry involve providing wireline and wireless telecommunications services, business information processing systems, and other systems, products and services that combine communications and computers. Our operations in the financial services and leasing industry involve direct financing and finance leasing programs for our products and the products of other companies, leasing products to customers under operating leases and being in the general-purpose credit card business. Miscellaneous other activities, including the distribution of computer equipment through retail outlets, in the aggregate, represent less than 10% of revenues, operating income and identifiable assets and are included in the information movement and management segment. Revenues between industry segments are not material.

Dollars in millions                           1993     1992     1991
====================================================================
REVENUES
Information movement and management        $66,847  $64,753  $63,071
Financial services and leasing               2,504    1,894    1,384
____________________________________________________________________
                                           $69,351  $66,647  $64,455
====================================================================
OPERATING INCOME
Information movement and management        $ 6,839  $ 7,200  $ 2,220
Financial services and leasing                 339      193      (34)
Corporate and non-operating                 (1,175)  (1,755)  (1,605)
____________________________________________________________________
Income before income taxes                 $ 6,003  $ 5,638  $   581
====================================================================
ASSETS
Information movement and management        $52,371  $50,661  $49,748
Financial services and leasing              17,033   14,003    9,809
Corporate assets                               704    1,849    2,809
Eliminations                                  (715)    (409)    (294)
____________________________________________________________________
                                           $69,393  $66,104  $62,072
====================================================================
DEPRECIATION AND AMORTIZATION
Information movement and management        $ 4,271  $ 4,046  $ 4,323
Financial services and leasing                 431      352      160
====================================================================
CAPITAL EXPENDITURES
Information movement and management        $ 3,831  $ 3,710  $ 3,888
Financial services and leasing                 457      633      472
____________________________________________________________________
TOTAL LIABILITIES
Financial services and leasing             $15,329  $12,250  $ 8,720
====================================================================

Form 8-K
October 26, 1994                                                 AT&T Corp.

GEOGRAPHIC SEGMENTS

Transfers between geographic areas are on terms and conditions comparable with sales to external customers. The methods followed in developing the geographic area data require the use of estimation techniques and do not take into account the extent to which product development, manufacturing and marketing depend upon each other. Thus the information may not be indicative of results if the geographic areas were independent organizations.

Dollars in millions                         1993      1992      1991
=====================================================================
REVENUES-EXTERNAL CUSTOMERS
United States                            $63,775   $60,977   $59,013
Other geographic areas                     5,576     5,670     5,442
_____________________________________________________________________
                                         $69,351   $66,647   $64,455
=====================================================================

TRANSFERS BETWEEN GEOGRAPHIC AREAS
(ELIMINATED IN CONSOLIDATION)
United States                            $ 1,374   $ 1,077   $   870
Other geographic areas                     1,125       911       884
_____________________________________________________________________
                                         $ 2,499   $ 1,988   $ 1,754
=====================================================================
OPERATING INCOME
United States                            $ 7,425   $ 7,441   $ 1,790
Other geographic areas                      (247)      (48)      396
Corporate and non-operating               (1,175)   (1,755)   (1,605)
_____________________________________________________________________
Income before income taxes               $ 6,003   $ 5,638   $   581
=====================================================================
ASSETS
United States                            $63,194   $60,409   $55,304
Other geographic areas                     6,901     5,373     4,931
Corporate assets                             704     1,849     2,809
Eliminations                              (1,406)   (1,527)     (972)
_____________________________________________________________________
                                         $69,393   $66,104   $62,072
=====================================================================

  Data on other geographic areas pertain to operations that are located outside of the U.S. Our revenues from all international activities, including those in the table, international telecommunications services and exports, provided 24.4% of consolidated revenues in 1993.
  Business restructuring and other charges were taken primarily in the information movement and management segment and the U.S. geographic area. Corporate assets are principally cash and temporary cash investments.

17.  FINANCIAL INSTRUMENTS ................................................

We use various financial instruments in the normal course of our business. By their nature all such instruments involve risk, and our maximum potential loss may exceed the amount recognized in our balance sheet. As is customary for these types of instruments, we usually do not require collateral or other security from other parties to these instruments. However, because we control our exposure to credit risk through credit approvals, credit limits and monitoring procedures, we believe that our reserves for losses are adequate.

Form 8-K
October 26, 1994                                                 AT&T Corp.

COMMITMENTS TO EXTEND CREDIT

We participate in the general-purpose credit card business through AT&T Universal Card Services Corp., a wholly owned subsidiary. We purchase essentially all cardholder receivables under an agreement with the Universal Bank, a subsidiary of Synovus Financial Corporation, which issues the cards.

LETTERS OF CREDIT

Letters of credit are purchased guarantees that ensure our performance or payment to third parties in accordance with specified terms and conditions.

GUARANTEES OF DEBT

From time to time, we guarantee the financing for product purchases by customers outside the U.S., and the debt of certain unconsolidated joint ventures.

INTEREST RATE AGREEMENTS

We enter into interest rate cap and swap agreements to manage our exposure to changes in interest rates. The swap agreements generally involve the exchange of fixed or floating interest payments without the exchange of the underlying principal amounts. For cap agreements, we pay premiums to protect us from rising interest rates on our floating rate debt.

FOREIGN EXCHANGE CONTRACTS

We enter into foreign currency exchange contracts, including forward, option and swap contracts, to manage our exposure to changes in currency exchange rates.

FAIR VALUES OF FINANCIAL INSTRUMENTS

Financial instrument                  Valuation method
=====================================================================
Universal Card finance receivables    Carrying amounts.  These accrue
                                        interest at a prime-based rate.
All other finance receivables         Future cash flows discounted at
                                        market rates.
Debt excluding capital leases         Market quotes or based on rates
                                        available to us for debt with
                                        similar terms and maturities.
Commitments to extend credit          Receivables we would need to
                                        purchase if all Universal Card
                                        accounts were used up to their
                                        full credit limits.
Letters of credit                     Fees paid to obtain the
                                        obligations.
Guarantees of debt                    Costs to terminate agreements.
Interest rate swap agreements         Costs to terminate agreements.
Interest rate cap agreements          Costs to terminate agreements.
Foreign exchange contracts            Market quotes.
=====================================================================

Form 8-K
October 26, 1994                                      AT&T Corp.

The table below shows the carrying or contract/notional amounts and estimated fair values of material financial instruments used in the normal course of our business.

Dollars in millions                    1993              1992
=====================================================================
                                 CARRYING   FAIR   Carrying    Fair
                                  AMOUNT    VALUE   Amount     Value
=====================================================================
ON BALANCE SHEET
Finance receivables
  other than leases               $10,320  $10,337  $ 7,798   $ 7,803
Debt excluding capital leases      22,702   23,032   21,555    21,891

=====================================================================
                                  CONTRACT/         Contract/
                                  NOTIONAL          Notional
                                   AMOUNT            Amount
=====================================================================
OFF BALANCE SHEET*
Commitments to extend credit      $64,864           $39,934
Letters of credit                     680               455
Guarantees of debt                    455               271
Interest rate swap agreements       3,835             1,863
Interest rate cap agreements        1,640             2,700
Foreign exchange:
  Forward contracts                   783               972
  Swap contracts                      361               369
  Option contracts                      -                35
=====================================================================
*The fair values of off balance sheet instruments are negligible.

18.  CONTINGENCIES ........................................................

In the normal course of business we are subject to proceedings, lawsuits and other claims, including proceedings under government laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Consequently, we are unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 1993. While these matters could affect the operating results of any one quarter when resolved in future periods, we believe that after final disposition, any monetary liability or financial impact to us beyond that provided for at year-end would not be material to our annual consolidated financial statements.

19.  AT&T CREDIT HOLDINGS, INC. ...........................................

In connection with the March 31, 1993 legal restructuring of AT&T Capital Holdings, Inc. (formerly AT&T Capital Corporation), we issued a direct, full and unconditional guarantee of all the outstanding public debt of AT&T Credit Holdings, Inc. (formerly AT&T Credit Corporation).
  AT&T Credit Holdings, Inc. holds the majority of AT&T's investment in AT&T Capital Corporation and the lease finance assets of the former AT&T Credit Corporation. The table below shows summarized consolidated financial information for AT&T Credit Holdings, Inc., which consolidates the accounts of AT&T Capital Corporation. Financial information for prior periods was restated for the legal restructuring. The summarized financial information includes transactions with AT&T that are eliminated in consolidation.

Form 8-K
October 26, 1994                                                 AT&T Corp.


Dollars in millions                              1993      1992
===============================================================
Total revenue                                  $1,432    $1,351
Interest expense                                  284       293
Operating and administrative expense              384       375
Income before cumulative effect of
  change in accounting                             70       100
Cumulative effect of change in
  accounting (SFAS No. 109)                        22         -
Net income                                         48       100
===============================================================
Finance receivables                            $6,220    $5,565
Net investment in operating lease assets          978     1,099
Total assets                                    7,886     7,252
Total debt                                      4,639     4,633
Total liabilities                               6,867     6,422
Minority interest                                 251       110
Total shareowner's equity                         768       720
===============================================================

20.  QUARTERLY INFORMATION (UNAUDITED) ....................................

Quarters-Dollars in millions  FIRST    SECOND     THIRD    FOURTH
==================================================================
1993
Total revenues               $16,199   $16,856   $17,225   $19,071
Gross margin                   6,500     6,844     6,929     7,546
Income before cumulative
 effects of accounting
 changes                         922       983     1,022       776**
Net income (loss)             (8,687)***   983     1,022       776
Per common share:
 Income before cumulative
  effects of accounting
  changes                        .60       .64       .66       .50
 Net income (loss)             (5.65)      .64       .66       .50
 Dividends declared              .33       .33       .33       .33
Stock price*:
 High                         59 1/8    63 7/8    65        61 3/8
 Low                          50 1/8    53 3/4    57 3/8    52
 Quarter-end close            56 3/4    63        58 7/8    52 1/2
==================================================================
1992
Total revenues               $15,750   $16,271   $16,628   $17,998
Gross margin                   6,128     6,444     6,543     7,138
Net income                       764       875       885       918

Per common share:
 Net Income                      .51       .58       .58       .60
 Dividends declared              .33       .33       .33       .33
Stock price*:
 High                         41 3/8    44 5/8    45 3/8    53 1/8
 Low                          36 5/8    40 1/8    42        40 5/8
 Quarter-end close            40 3/4    43        43 5/8    51
===================================================================
* Stock prices obtained from the Composite Tape.
** Includes a charge of $45 million previously reported as an extraordinary item for the early redemption of debt.
*** Reflects adoptions of Accounting Changes (see also note 2).

The number of weighted average shares outstanding increases as we issue new common shares for employee plans, shareowner plans and other purposes. For this reason, the sum of quarterly earnings per common share may not be the same as earnings per common share for the year, and the per share effects of unusual items in a quarter may differ from the per share effects of those same items for the year.

Form 8-K
October 26, 1994                                                 AT&T Corp.

  In the second quarter of 1993, we recorded $278 million in provisions for business restructuring activities. The effect of these provisions was offset by the $217 million gain from selling UNIX System Laboratories, Inc. and other miscellaneous credits. In the fourth quarter of 1993, we recorded a $190 million provision for business restructuring at AT&T Global Information Solutions, which reduced net income by $119 million
($0.09 per share).

21.  PRIVATE MARKET VALUE GUARANTEE .......................................

We have entered in the Private Market Value Guarantee ("PMVG") with LIN for the benefit of LIN's stockholders (other than AT&T and its affiliates).
The PMVG provides that for as long as AT&T and its affiliates beneficially own, in the aggregate, at least 25% of the outstanding shares of LIN Common Stock ("Shares") on a fully diluted basis or our designees constitute a majority of the board of directors of LIN, and any Shares are held by other persons, a number of provisions shall apply. They include:
  a) Three members of LIN's board of directors will be independent directors ("directors") as determined under the New York Stock Exchange Rules. The initial directors are persons who served on LIN's board of directors prior to the completion by McCaw of its tender offer for LIN.
New directors will be nominated by the current directors at each annual meeting and elected by a majority vote of the public stockholders.
Majority vote of the public stockholders means the affirmative vote of the holders of at least a majority of the public shares present and entitled to vote at any meeting at which the holders of a majority of the public shares are present, or the action by written consent of the holders of a majority of the public shares.
  b) On or about January 1, 1995 (the "Initiation Date"), the directors will designate an investment banking firm of recognized national standing and AT&T will designate an investment banking firm of recognized national standing, in each case to determine the private market value per Share. Private market value per Share is the private market price per Share that an unrelated third party would pay if it were to acquire all outstanding Shares in an arm's length transaction assuming that LIN was being sold in a manner designed to attract all possible participants and to maximize stockholder value.
  Once the private market price is determined pursuant to the procedures provided for in the PMVG, AT&T will have 45 days to decide whether it desires to proceed with an acquisition of all of the public shares (an "Acquisition")at that price. If AT&T decides to proceed with the Acquisition, it may pay the private market price in cash or any combination of cash, common equity securities and/or nonconvertible senior or subordinated debt securities that the directors, after consultation with their investment banking firm, believe in good faith will have an aggregate market value, on a fully distributed basis, of not less than the private market price. If AT&T determines to proceed with an Acquisition as set forth above, it will enter into an agreement with LIN and will cause a meeting of stockholders of LIN to be held as soon as practicable to consider and vote thereon. The Acquisition may only be complete if it is approved by a majority vote of the public stockholders.
  If AT&T determines not to proceed with an Acquisition, or if despite AT&T's good faith efforts and Acquisition has not been completed within 12 months following the Initiation Date (or if and Acquisition has been approved by a majority vote of the public stockholders and is being pursued in good faith by AT&T but has not been completed due to regulatory delays or litigation within 20 months of the Initiation Date), AT&T will put LIN in its entirety up for sale under direction of the directors in a manner intended by the directors to maximize value for all shares. AT&T will not

Form 8-K
October 26, 1994                                                 AT&T Corp.

bid unless requested to do so by the directors. AT&T will fully cooperate in this process and, if one or more of the transactions so selected by the directors are approved by a majority vote of the public stockholders, will cause all shares owned by it or its affiliates to be voted in favor thereof.

22)  SUBSEQUENT EVENTS ....................................................

REDEMPTION OF PREFERRED STOCK OF A SUBSIDIARY

On June, 24, 1994, LCH redeemed all of the outstanding Redeemable Preferred Stock of LCH held by Comcast Cellular Communications, Inc., a subsidiary of Comcast Corporation, in exchange for all of the capital stock of a subsidiary of LCH, whose assets consisted primarily of LIN's 49.99% interest in the Philadelphia "A Block" cellular system ("Philadelphia") and GuestInformant (a publisher of advertiser-supported hard cover magazines placed in hotel rooms).
  As a result of the redemption, we eliminated our net assets related to Philadelphia and GuestInformant, recorded a gain on the sale of assets of $11.9 million and recorded a tax benefit of $73.6 million due to the transaction's impact on deferred taxes. There was also an increase in additional paid-in capital and minority interests of $407.6 million and $376.2 million respectively due to the preferred stock redemption.

DISTRIBUTION OF STOCK OF LIN TELEVISION CORPORATION........................

On June 8, 1994, LIN Broadcasting Corporation announced that it intends to distribute the common stock of its indirect subsidiary, LIN Television Corporation, to its stockholders on a tax-free basis pursuant to Section 355 of the Internal Revenue Code of 1986. It also announced that it entered into an Asset Purchase Agreement ("APA") with Cook Inlet Communications Corp. ("CICC"), pursuant to which LIN Television would acquire substantially all the assets and assume certain liabilities of WYNH-TV from CICC in exchange for $120.2 million in cash subject to adjustments as set forth in the APA, and approximately 11.5% of the common stock of LIN Television.
  As a result of the transaction, approximately 42.1% of LIN Televisions's shares will be publicly traded. Approximately 11.5% will be owned by CICC and approximately 46.4% will be owned by AT&T Corp. LIN Television intends to apply for listing of its shares on the Nasdaq National Market. The closing of the transaction is expected to occur by year-end. The record date for the distribution will be announced at a later date.

Form 8-K
October 26, 1994                                                                                               AT&T Corp.
                                                                                                    Schedule II--Sheet 1
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

   SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                                            THAN RELATED PARTIES

- - --------------------------------------------------------------------------------------------------------------------------
            COL. A                       COL. B            COL. C               COL. D                     COL. E
- - --------------------------------------------------------------------------------------------------------------------------
                                                                                                         Balance at
                                       Balance at                             Deductions               End of Period
        Name of Debtor                 Beginning          Additions     --------------------------------------------------
                                       of Period                            (1)           (2)          (1)        (2)
                                                                          Amounts       Amounts
                                                                         Collected    Written Off    Current   Not Current
- - --------------------------------------------------------------------------------------------------------------------------

         Year 1993
Thomas C. Wajnert    (a)               $200,000         $        0       $        0   $        0   $     50,000   $  150,000
                     (f)                      0          2,616,403            3,580                           0    2,612,823
Richard A. McGinn    (b)                300,000            305,590          605,590            0              0            0
David K. Hunt        (c)                      0          1,200,000          350,000            0              0      850,000
Ron J. Ponder        (d)                      0            550,800                0            0        200,800      350,000
Daniel L. Clark      (e)                      0            340,000                0            0        113,333      226,667
Edward Andrews       (f)                      0            714,418            4,506            0              0      709,912
William Bridges      (f)                      0            168,527              266            0              0      168,261
Sterling Chadwick    (f)                      0            690,577            3,780            0              0      686,797
Frank Chartier       (f)                      0            457,226            3,125            0              0      454,101
Edward Cherney       (f)                      0          1,094,723            1,870            0              0    1,092,853
Nicholas Cyprus      (f)                      0            478,715              755            0              0      477,960
Michael DeBernardi   (f)                      0            451,366            2,847            0              0      448,519
George Deehan        (f)                      0            756,198              477            0              0      755,721
Edward Dwyer         (f)                      0            478,715              755            0              0      477,960


The Notes on Sheets 6 through 9 are an integral part of this schedule.


Form 8-K
October 26, 1994                                                                                               AT&T Corp.



                                                                                                     Schedule II--Sheet 2
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

   SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                                            THAN RELATED PARTIES

- - --------------------------------------------------------------------------------------------------------------------------
            COL. A                       COL. B            COL. C               COL. D                     COL. E
- - --------------------------------------------------------------------------------------------------------------------------
                                                                                                         Balance at
                                       Balance at                             Deductions               End of Period
        Name of Debtor                 Beginning          Additions     --------------------------------------------------
                                       of Period                            (1)           (2)          (1)        (2)
                                                                          Amounts       Amounts
                                                                         Collected    Written Off    Current   Not Current
- - --------------------------------------------------------------------------------------------------------------------------
         Year 1993
Geraldine Gold       (f)               $      0         $  544,993       $  1,827     $      0       $      0  $  543,166
Timothy Hammill      (f)                      0            645,898          1,068            0              0     644,830
Ann Henry            (f)                      0            146,534            231            0              0     146,303
Robert Ingato        (f)                      0            149,475            236            0              0     149,239
Michelle Langstaff   (f)                      0            290,149            458            0              0     289,691
Madelyn Law          (f)                      0            283,574            485            0              0     283,089
G. Daniel McCarthy   (f)                      0            896,872          1,414            0              0     895,458
Kenneth Miltenberger (f)                      0            488,987          3,084            0              0     485,903
Ruth Morey           (f)                      0            817,744          5,158            0              0     812,586
Judith Pfister       (f)                      0            132,736              0            0              0     132,736
Irving Rothman       (f)                      0          1,121,106          1,768            0              0   1,119,338
Derek Soper          (f)                      0            871,665          6,029            0              0     865,636
Maureen Tart         (f)                      0            896,871          1,414            0              0     895,457
James Tenner         (f)                      0            642,481            366            0              0     642,115
Charles Van Sickle   (f)                      0            989,212          5,415            0              0     983,797
Charles Whittaker    (f)                      0            149,475            205            0              0     149,270
Carolyn Zachary      (f)                      0            146,534            802            0              0     145,732
William Zadrozny     (f)                      0            666,490            599            0              0     665,891


The Notes on Sheets 6 through 9 are an integral part of this schedule.


Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                                     Schedule II--Sheet 3
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

   SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                                            THAN RELATED PARTIES
- - ----------------------------------------------------------------------------------------------------------------------------
            COL. A                 COL. B              COL. C               COL. D                         COL. E
- - ----------------------------------------------------------------------------------------------------------------------------
                                                                                                         Balance at
                                 Balance at                               Deductions                   End of Period
        Name of Debtor           Beginning            Additions     ----------------------------------------------------
                                 of Period                              (1)           (2)           (1)           (2)
                                                                      Amounts       Amounts
                                                                     Collected    Written Off     Current     Not Current
- - ----------------------------------------------------------------------------------------------------------------------------

         Year 1993
Houston Cellular               $20,219,000     $         0      $(18,564,000)   $      0       $1,655,000(g)   $         0
  Telephone Company
American Mobile                  7,580,000      20,087,000                 0           0                0       27,667,000(h)
  Satellite Company
Galveston Cellular               1,238,000               0                 0           0        1,238,000(g)             0
  Telephone Company
John Chapple                       449,000               0                 0           0          449,000(i)             0
James Barksdale                    250,000               0          (250,000)          0                0                0
Roseanne Jozwick                   141,000               0          (117,000)          0           24,000(m)             0
N. Bruce Walko                     108,000               0                 0     (27,000)          13,000(j)        68,000(j)
Jose Felipe                        120,000               0                 0     (40,000)          40,000(k)        40,000(k)
William Oberlink                   210,000               0                 0     (30,000)          30,000(l)       150,000(l)
Richard Bryan                            0         635,000           (26,000)          0          609,000(m)             0
Atlas Cellular                           0       4,000,000                 0           0                0        4,000,000(o)
  Corporation
Louisiana-1                              0       1,231,000                 0           0                0        1,231,000(p)
  Joint Venture
ICTC, Inc.                               0         839,000                 0           0                0          839,000(q)
John Stanton                             0         469,000          (469,000)          0                0                0
Richard P. Begert                        0         215,000          (215,000)(m)       0                0                0


The Notes on Sheets 6 through 9 are an integral part of this schedule.


Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                                     Schedule II--Sheet 4
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

   SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                                            THAN RELATED PARTIES
- - ----------------------------------------------------------------------------------------------------------------------------
            COL. A                       COL. B            COL. C                 COL. D                   COL. E
- - ----------------------------------------------------------------------------------------------------------------------------
                                                                                                         Balance at
                                       Balance at                               Deductions             End of Period
        Name of Debtor                 Beginning          Additions     ----------------------------------------------------
                                       of Period                            (1)           (2)          (1)        (2)
                                                                          Amounts       Amounts
                                                                         Collected    Written Off    Current     Not Current
- - ----------------------------------------------------------------------------------------------------------------------------

       Year 1992
Thomas C. Wajnert    (a)            $   200,000         $        0         $      0     $  0     $      0    $   200,000
Richard A. McGinn    (b)                      0            600,000          300,000        0      300,000              0
Houston Cellular                     17,407,000          2,812,000                0        0            0     20,219,000(g)
  Telephone Company
American Mobile                               0          7,580,000                0        0            0      7,580,000(h)
  Satellite Company
Galveston Cellular                            0          1,238,000                0        0            0      1,238,000(g)
  Telephone Company
John Chapple                            449,000                  0                0        0      449,000(i)           0
James Barksdale                               0            450,000         (200,000)       0      250,000(m)           0
Roseanne Jozwick                              0            141,000                0        0      141,000(m)           0
N. Bruce Walko                                0            108,000                0        0      108,000(j)           0
Jose Felipe                                   0            120,000                0        0       40,000(k)      80,000(k)
William Oberlink                              0            210,000                0        0       30,000(l)     189,000(l)
John Stanton                                  0            389,000         (389,000)       0            0              0


The Notes on Sheets 6 through 9 are an integral part of this schedule.


Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                                     Schedule II--Sheet 5
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

   SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                                            THAN RELATED PARTIES
- - ----------------------------------------------------------------------------------------------------------------------------
            COL. A                       COL. B           COL. C               COL. D                      COL. E
- - ----------------------------------------------------------------------------------------------------------------------------
                                                                                                         Balance at
                                       Balance at                            Deductions               End of Period
        Name of Debtor                 Beginning        Additions     ----------------------------------------------------
                                       of Period                            (1)           (2)          (1)        (2)
                                                                          Amounts       Amounts
                                                                         Collected    Written Off    Current     Not Current
- - ----------------------------------------------------------------------------------------------------------------------------

       Year 1991

Thomas C. Wajnert    (a)            $         0         $  200,000       $      0     $      0     $      0    $   200,000
Houston Cellular                     11,782,000          5,625,000              0            0            0     17,407,000(g)
  Telephone Company
John Chapple                            449,000                  0              0            0      449,000 (i)          0
Craig McCaw                             135,000          1,272,000     (1,414,000)           0       (7,000)(n)          0
John McCaw                                3,000            218,000       (221,000)           0            0              0


The Notes on Sheets 6 through 9 are an integral part of this schedule.


Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                                     Schedule II--Sheet 6
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

   SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                                            THAN RELATED PARTIES

____________

(a)  On September 20, 1991, AT&T granted a demand loan of $200,000 with interest compounded monthly to Thomas J. Wajnert,
     Chairman of the Board and Chief Executive Officer--AT&T Capital Corporation (a subsidiary of AT&T), as a result of a compensation negotiation between AT&T and Mr. Wajnert. The interest rate for any month in which there is an unpaid balance shall be the rate established by the Internal Revenue Service ("IRS"), under Section 1274(d) of the Internal
     Revenue Code, as the applicable Federal short-term interest rate in effect for such month (3.8% for December 1993, 4%
     for December 1992).

     Mr. Wajnert made two interest payments on each of the following dates:  9/30/92 and 9/30/93.  Principal payments of
     $50,000 each plus accumulated interest are due and payable on the following four dates:  9/30/94, 9/30/95, 9/30/96 and
     9/30/97.

(b)  On September 23, 1992, AT&T granted Richard A. McGinn, President and Chief Operating Officer--Network Systems Group, a
     $300,000 demand loan for a period of 150 days with interest compounded monthly at the interest rate established by the
     IRS, under Section 1274(d) of the Internal Revenue Code, as the applicable Federal short-term interest rate.  This loan was paid in full in October 1992.

     On December 7, 1992, AT&T granted Mr. McGinn a 150 day demand loan for $300,000 with interest compounded monthly based on the rate established by the IRS as the applicable Federal short-term interest rate (4% for December 1992).  Full repayment of principal and interest was due and payable on 5/5/93.

     On May 26, 1993, AT&T granted Mr. McGinn a demand loan in the amount of $305,590 with interest compounded monthly on the unpaid balance to satisfy the principal and interest on the December 7, 1992 loan.  The interest rate for any month in which there was an unpaid balance was the rate established by the IRS, under Section 1274(d) of the Internal Revenue
     Code, as the applicable Federal short-term interest rate in effect for such month (3.8% for December 1993).  Full repayment of principal and interest was made on 12/31/93.



Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                                     Schedule II--Sheet 7
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

   SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                                            THAN RELATED PARTIES



____________

(c)  On May 7, 1993, AT&T granted a loan of $1,200,000 with an interest rate of 5.33% compounded monthly to David K. Hunt,
     President and Chief Executive Officer--Universal Card Services, to exercise stock options at his former employer,
     Signet Banking Corp.  On 7/14/93, Mr. Hunt repaid $350,000 in principal and $12,074 in interest.  He rolled over the balance of $850,000 into two new loans.

        a) $701,000 effective 7/15/93 with interest compounded monthly on the unpaid balance.  The loan was to exercise stock options at Signet Banking Corp.  Payment on this loan consists of two installments.  The first payment of
     $350,500 plus interest is due on 7/15/96.  The second payment of $350,500 plus interest is due on 7/15/98.  This loan is secured by 52,720 shares of Signet Banking Corp. common stock.

        b) $149,000 effective 7/15/93 with interest compounded monthly on the unpaid balance.  The loan was to pay taxes on the stock option exercise.  Principle plus interest is due on 7/15/95.

     The interest rate on these loans for any month in which there is an unpaid balance shall be the rate established by the
     IRS, under Section 1274(d) of the Internal Revenue Code, as the applicable Federal mid-term interest rate in effect for the month of July 1993 (5.4%).

(d)  On July 1, 1993, AT&T granted an interest free loan of $200,800 to Ron J. Ponder, Senior Vice President AT&T and Chief
     Information Officer, for monies owed to his former employer U.S. Sprint.  Full repayment of the principle balance shall be due and payable on 6/30/94 (one year from the effective date of the loan).

     On July 30, 1993, AT&T granted an interest free loan of $350,000 to Ron J. Ponder to purchase a home.  Full repayment of the principle balance shall be due and payable on 7/30/98 (five years from the effective date of the loan).



Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                                     Schedule II--Sheet 8

                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

   SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                                            THAN RELATED PARTIES




____________

(e)  On November 17, 1993, AT&T granted a loan of $340,000 plus interest compounded monthly to Daniel L. Clark, Vice
     President--Consumer Communications Services, for monies owed to his former employer MCI, Inc. ("MCI").  Mr. Clark was required to pay off his loan from MCI prior to working for AT&T.  Payments of $113,333.33 plus accumulated interest are due on the following dates:  11/1/94, 11/1/95 and 11/1/96.  The interest rate for any month in which there is an unpaid balance shall be the rate established by the IRS, under Section 1274(d) of the Internal Revenue Code, as the applicable
     Federal mid-term interest rate in effect for the month of November 1993 (4.8%).

(f)  The loans, made by AT&T Capital Corporation to its managers, represent seven year full recourse loans bearing interest at a rate of 6% per annum payable at maturity, except to the extent mandatory payments of interest are required by the
     AT&T Capital Corporation 1993 Leveraged Stock Purchase Plan ("LSPP").  The loans were made to participants in the AT&T
     Capital Corporation LSPP to fund a significant portion of the purchase price of equity securities of AT&T Capital
     Corporation.  The purchased shares are pledged to AT&T Capital Corporation to secure repayment of the loan.

(g)  Loans bear interest at Prime + 1%, are collateralized by cellular system equipment and are due June of 1994.

(h)  Loan bears interest through December 31, 1992 at 12%; 10% thereafter.  Amount was repaid in full subsequent to December
     31, 1993.

(i)  December 31, 1993, 1992, and 1991 balances are comprised of two notes.  Note for $84,000 is unsecured, non-interest bearing and due upon demand.  Note for $365,000 is unsecured, non-interest bearing and due within 90 days of voluntary termination of employment or within one year of involuntary termination of employment.

(j)  Loan is secured, non-interest bearing and will be repaid in equal monthly payments over a two year period beginning
     September of 1994.

(k)  Note is unsecured, non-interest bearing and is forgiven in equal amounts over a three year period.


Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                                     Schedule II--Sheet 9

                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

   SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                                            THAN RELATED PARTIES




____________

(l)  Note is unsecured, non-interest bearing and is forgiven in equal amounts over a seven year period.

(m)  Represents employee advances to facilitate moves to their current locations.  Amounts have been repaid in full during
     1993 and 1994.

(n)  Represents activity of Craig McCaw and his wholly owned company, COMCO Broadcasting, Inc.  The loans bear interest at
     10% per annum.

(o)  Loan bears interest at Prime + 1 1/2% and is secured.  Loan will be repaid in quarterly installments beginning in
     September 1996 and is due in full in August 1998.

(p)  Loan bears interest at Prime + 1 1/2% and is secured by the assets of the borrower.  Loan will be repaid in quarterly installments beginning in June 1996 and is due in full in June 2001.

(q)  Loan bears interest at Prime + 2 1/2%, is secured by the assets of the borrower, and is due in full in December 1996.

Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                                     Schedule V--Sheet 1
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

                                 SCHEDULE V--PROPERTY, PLANT AND EQUIPMENT

                                           (Millions of Dollars)


- - ---------------------------------------------------------------------------------------------------------------------------
             COL. A                              COL. B          COL. C        COL. D            COL. E           COL. F
- - ---------------------------------------------------------------------------------------------------------------------------
                                               Balance at                                         Other         Balance at
                                               Beginning        Additions      Retire-           Changes          End of
          Classification                       of Period       at Cost (a)     ments          Add(Deduct)(b)      Period
- - ---------------------------------------------------------------------------------------------------------------------------
            Year 1993
Land and improvements .....................    $   700         $   11          $   12             $  58         $   757

Buildings and improvements ................      8,330            478             198                (2)          8,608

Machinery, electronic and other
  equipment ...............................     32,955          4,067(c)        2,578(d)           (514)         33,930
                                               -------         ------          ------             -----         -------

  Total (e) ...............................    $41,985         $4,556          $2,788             $(458)        $43,295
                                               =======         ======          ======             =====         =======


The Notes on Sheet 4 are an integral part of this Schedule.


Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                        Schedule V--Sheet 2
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

                                 SCHEDULE V--PROPERTY, PLANT AND EQUIPMENT

                                           (Millions of Dollars)


- - ---------------------------------------------------------------------------------------------------------------------------
             COL. A                              COL. B           COL. C       COL. D            COL. E           COL. F
- - ---------------------------------------------------------------------------------------------------------------------------
                                               Balance at                                         Other         Balance at
                                               Beginning        Additions      Retire-           Changes          End of
         Classification                        of Period       at Cost (a)     ments          Add(Deduct)(b)      Period
- - ---------------------------------------------------------------------------------------------------------------------------

            Year 1992
Land and improvements .....................    $   694         $   23          $    8            $  (9)          $   700

Buildings and improvements ................      8,301            422              90             (303)            8,330

Machinery, electronic and other
  equipment ...............................     32,431          4,222(c)        3,454(d)          (244)           32,955
                                               -------         ------          ------            -----           -------

  Total (e) ...............................    $41,426         $4,667          $3,552            $(556)          $41,985
                                               =======         ======          ======            =====           =======



The Notes on Sheet 4 are an integral part of this Schedule.


Form 8-K
October 26, 1994                                                                                               AT&T Corp.


                                                                                                     Schedule V--Sheet 3
                                                 AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

                                 SCHEDULE V--PROPERTY, PLANT AND EQUIPMENT

                                           (Millions of Dollars)


- - ---------------------------------------------------------------------------------------------------------------------------
             COL. A                               COL. B          COL. C       COL. D            COL. E           COL. F
- - ---------------------------------------------------------------------------------------------------------------------------
                                                Balance at                                        Other         Balance at
                                                Beginning        Additions     Retire-           Changes          End of
         Classification                         of Period       at Cost (a)    ments          Add(Deduct)(b)      Period
- - ---------------------------------------------------------------------------------------------------------------------------

            Year 1991
Land and improvements .....................     $   662        $    6          $    2             $  28         $   694

Buildings and improvements ................       8,378           365             189              (253)          8,301

Machinery, electronic and other
  equipment ...............................      33,494         4,238(c)        5,001(d)           (300)         32,431
                                                -------        ------          ------             -----         -------

  Total (e) ...............................     $42,534        $4,609          $5,192             $(525)        $41,426
                                                =======        ======          ======             =====         =======



The Notes on Sheet 4 are an integral part of this Schedule.


Form 8-K
October 26, 1994
                                                     AT&T Corp.



                                            Schedule V--Sheet 4


                                AT&T Corp.

                     AND ITS CONSOLIDATED SUBSIDIARIES

                 SCHEDULE V--PROPERTY, PLANT AND EQUIPMENT

                           (Millions of Dollars)




(a) The additions shown in column C are stated at original cost plus capitalized interest.

(b) Includes changes in lease classification, reclassifications between accounts, currency translation adjustments and, in 1993, relating to the consolidation of the $137 USG investment, and in 1993, ($84) relating to McCaw sale of Wichita/Topeka and CMT contribution, in 1992, $57 relating to the merger with Teradata, and in 1991 ($28) relating to the McCaw sale to BellSouth.

(c) Represents purchases of machinery and equipment, principally telephone plant.

(d) Includes retirements of telecommunications network plant of approximately $1,400, $2,000 and $3,100 in 1993, 1992 and
     1991, respectively.

(e) See Note (1) to the Consolidated Financial Statements for a description of depreciation policies.

Form 8-K
October 26, 1994                                                                                   AT&T Corp.


                                                                                        Schedule VI--Sheet 1
                                                AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

                                  SCHEDULE VI - ACCUMULATED DEPRECIATION

                                           (Millions of Dollars)

- - -----------------------------------------------------------------------------------------------------------------------
             COL. A                            COL. B          COL. C       COL. D            COL. E         COL. F
- - -----------------------------------------------------------------------------------------------------------------------
                                                              Additions
                                             Balance at       Charged to                       Other       Balance at
                                             Beginning        Costs and     Retire-           Changes        End of
          Description                        of Period         Expenses     ments          Add(Deduct)(a)    Period
- - -----------------------------------------------------------------------------------------------------------------------
         Year 1993
Land improvements .........................  $    97         $    8         $    7           $    8        $   106
Buildings and improvements ................    3,020            323             81               40          3,302
Machinery, electronic and other
  equipment ...............................   18,069          3,644          2,506             (335)        18,872
                                             -------         ------         ------            ------       -------
  Total ...................................  $21,186         $3,975 (b)     $2,594            $(287)(c)    $22,280
                                             =======         ======         ======            ======       =======


         Year 1992
Land improvements .........................  $   128       $      6         $  --            $  (37)      $     97
Buildings and improvements ................    2,256            275            113              602          3,020
Machinery, electronic and other
  equipment ...............................   19,155          3,439          3,372           (1,153)        18,069
                                             -------         ------         ------            -------      -------
  Total ...................................  $21,539         $3,720         $3,485           $ (588)(c)    $21,186
                                             =======         ======         ======            =======      =======

The Notes on Sheet 2 are an integral part of this Schedule.

/TABLE

Form 8-K
October 26, 1994                                                                                   AT&T Corp.


                                                                                        Schedule VI--Sheet 2
                                                AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

                                  SCHEDULE VI - ACCUMULATED DEPRECIATION

                                           (Millions of Dollars)

- - -----------------------------------------------------------------------------------------------------------------------
             COL. A                            COL. B          COL. C       COL. D            COL. E         COL. F
- - -----------------------------------------------------------------------------------------------------------------------
                                                              Additions
                                             Balance at       Charged to                       Other       Balance at
                                             Beginning        Costs and     Retire-           Changes        End of
          Description                        of Period         Expenses     ments          Add(Deduct)(a)    Period
- - -----------------------------------------------------------------------------------------------------------------------
           Year 1991

Land improvements .........................  $   121         $    5         $  --           $     2        $   128
Buildings and improvements ................    2,928            363            178             (857)         2,256
Machinery, electronic and other
  equipment ...............................   19,948          3,620          4,779              366         19,155
                                             -------         ------         ------          -------        -------
  Total ...................................  $22,997         $3,988         $4,957          $  (489)(c)    $21,539
                                             =======         ======         ======          =======        =======

____________

(a)  Includes changes in lease classification, reclassifications between accounts, and currency translation adjustments.

(b)  Includes $124 McCaw valuation adjustment.

(c)  Includes $(67) in 1993, $(232) in 1992 and $(193) in 1991 for the utilization of reserves established in 1988 for costs associated with the accelerated digitization of AT&T's telecommunications network.


Form 8-K
October 26, 1994                                                                                            AT&T Corp.


                                                                                               Schedule VIII--Sheet 1
                                                AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

                             SCHEDULE VIII--VALUATION AND QUALIFYING ACCOUNTS

                                           (Millions of Dollars)

- - -----------------------------------------------------------------------------------------------------------------------
           COL. A                            COL. B                  COL. C                  COL. D         COL. E
- - -----------------------------------------------------------------------------------------------------------------------
                                                                    Additions
                                                            ------------------------
                                                                (1)          (2)
                                           Balance at        Charged to    Charged                          Balance
                                           Beginning         Costs and     to Other                         at End
         Description                       of Period          Expenses     Accounts        Deductions(a)   of Period
- - -----------------------------------------------------------------------------------------------------------------------
          Year 1993
Allowances for doubtful accounts (b) .....  $1,013           $1,665         $66(c)           $1,519          $1,225
Reserves related to business
  restructuring and facility
  consolidation (d) ......................  $2,006           $  498         $ 5              $  987(e)       $1,440
Deferred tax asset valuation allowance ...  $  205           $   --         $--              $   --          $  205

          Year 1992

Allowances for doubtful accounts (b) .....  $1,049           $1,983         $31(c)           $2,050          $1,013
Reserves related to business
  restructuring, including force
  and facility consolidation (d) .........  $2,792           $   64         $ 8              $  858          $2,006

The Notes on Sheet 2 are an integral part of this Schedule.


Form 8-K
October 26, 1994                                                                                            AT&T Corp.


                                                                                               Schedule VIII--Sheet 2
                                                AT&T Corp.
                                     AND ITS CONSOLIDATED SUBSIDIARIES

                             SCHEDULE VIII--VALUATION AND QUALIFYING ACCOUNTS

                                           (Millions of Dollars)

- - -----------------------------------------------------------------------------------------------------------------------
           COL. A                           COL. B                  COL. C                 COL. D          COL. E
- - -----------------------------------------------------------------------------------------------------------------------
                                                                  Additions
                                                           ------------------------
                                                               (1)          (2)
                                           Balance at       Charged to    Charged                         Balance
                                           Beginning         Costs and    to Other                        at End
        Description                        of Period         Expenses     Accounts      Deductions(a)    of Period
- - -----------------------------------------------------------------------------------------------------------------------

         Year 1991
Allowances for doubtful accounts (b) ..... $  614             $1,259       $ 7(c)         $  831          $1,049
Reserves related to business
  restructuring, including force
  and facility consolidation (d) ......... $  536             $3,067       $--            $  811          $2,792




____________

(a)  Amounts written off as uncollectible, payments and reversals.
(b)  Includes allowances for doubtful accounts on long-term receivables of $185, $153 and $88 in 1993, 1992 and 1991, respectively (included in Finance receivables in the Consolidated Balance Sheets).
(c)  Amounts previously written off which were credited directly to this account when recovered.
(d)  Included primarily in Other current liabilities and in Other liabilities in the Consolidated Balance Sheets.
(e)  Upon adoption in 1993 of Statement of Financial Accounting Standards No. 112, "Employers' Accounting for
     Postemployment Benefits," $412 of business restructuring reserves established before 1993 were reclassified to postemployment benefit liabilities.


Form 8-K
October 26, 1994                                                AT&T Corp.





                                AT&T Corp.
                     AND ITS CONSOLIDATED SUBSIDIARIES

                SCHEDULE IX--DEBT MATURING WITHIN ONE YEAR

                           (Millions of Dollars)


- - ------------------------------------------------------------------------------

        COL. A                       COL. B                    COL. C
- - ------------------------------------------------------------------------------

                                                              Weighted
                                     Amount                    Average
                                 at December 31            Interest Rate
                           --------------------------  ----------------------
                            1993      1992      1991    1993    1992    1991
                           ------    ------    ------  ------  ------  ------

Notes Payable:
  Commercial paper ...  $ 8,761     $6,053    $4,775    3.3%    3.8%    6.0%
  Other notes ........      231        281       384   10.0%   10.9%   10.6%
Current portion of
  long-term lease
  obligations ........       52        108        92
Current portion of
  long-term debt .....    2,019      1,249     1,850
                        -------     ------    ------
         Total(a) ....  $11,063     $7,691    $7,101
                        =======     ======    ======

                            Amount for the Year
                          1993     1992      1991
                         ------   ------    ------

Average amounts of
  Notes Payable
  outstanding during
  the year ...........  $8,010      $5,117    $4,299    3.7%(b) 4.4%(b)6.8%(b)

Maximum amounts of
  Notes Payable at
  any month end
  during the year ....  $9,959      $6,334    $5,159


____________

(a)  See Note (5) to the Consolidated Financial Statements.
(b) Computed by dividing the average face amount of notes payable into the aggregate related interest expense.

Form 8-K
October 26, 1994                                                AT&T Corp.





                                AT&T Corp.
                     AND ITS CONSOLIDATED SUBSIDIARIES

          SCHEDULE X--SUPPLEMENTARY INCOME STATEMENT INFORMATION

                           (Millions of Dollars)



- - -----------------------------------------------------------------------------
                COL. A                                     COL. B
- - -----------------------------------------------------------------------------
                 Item                          Charged to Costs and Expenses
- - -----------------------------------------------------------------------------

                                                 1993       1992       1991
                                               --------   --------   --------

Maintenance and repairs ....................    $2,205     $2,177     $1,852

Taxes, other than payroll and income taxes .    $  681     $  722     $  726

Advertising ................................    $1,726     $1,322     $1,286

Form 8-K
October 26, 1994                                                    AT&T Corp.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit
          Number
          -------
            12      Computation of Ratio of Earnings to Fixed Charges.

            23      Consent of Coopers & Lybrand L.L.P.

Form 8-K
October 26, 1994                                                    AT&T Corp.








                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                                                 AT&T Corp.





                                            By:  S.L. Prendergast
                                                 Vice President and Treasurer








October 25, 1994

Form 8-K
October 26, 1994                                                    AT&T Corp.



                               EXHIBIT INDEX


Exhibit
Number
- - -------
  12      Computation of Ratio of Earnings to Fixed Charges.

  23      Consent of Coopers & Lybrand L.L.P.